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                         Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 16, 2001 with respect to the statutory-basis financial statements of Modern Woodmen of America included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-69446) and related Prospectus of Modern Woodmen of America Variable Account.

                                       /s/ Ernst & Young LLP

Des Moines, Iowa
January 25, 2002